UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2011

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 19, 2011, Allergan, Inc., a Delaware corporation (“Allergan”), announced the execution of an Agreement and Plan of Merger, dated as of July 18, 2011 (the “Merger Agreement”), by and among Allergan, Erythema Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Allergan (“Merger Sub”), Vicept Therapeutics, Inc., a Delaware corporation (“Vicept”), and Shareholders’ Representative (as defined in the Merger Agreement). Pursuant to the Merger Agreement, on July 22, 2011, Merger Sub merged with and into Vicept, with Vicept continuing as the surviving corporation and a wholly owned subsidiary of Allergan (the “Merger”).

Under the terms of the Merger Agreement, on July 22, 2011, Allergan acquired all of the outstanding equity securities of Vicept for an upfront payment of $75 million in cash plus up to an aggregate of $200 million in payments contingent upon achieving certain future development and regulatory milestones plus additional payments contingent upon acquired products achieving certain sales milestones. Milestone payments are subject to certain setoff rights of Allergan under the Merger Agreement. A portion of the purchase price was deposited into escrow for a period of 18 months following the closing to satisfy any amount owed by Vicept or holders of its equity securities to Allergan pursuant to the indemnification provisions of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by Vicept and Allergan. The representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply contractual standards of “materiality” or “Material Adverse Effect” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Allergan or Vicept.

The foregoing description of the Merger Agreement is qualified in its entirety by the terms of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference. A copy of Allergan’s press release dated July 19, 2011 announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Agreement and Plan of Merger, dated as of July 18, 2011, among Allergan, Inc., Erythema Acquisition, Inc., Vicept Therapeutics, Inc. and Shareholders’ Representative

99.1	Press Release dated July 19, 2011

*	Confidential treatment has been requested with respect to the omitted portions of this Exhibit, which portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: July 22, 2011	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President,
Associate General Counsel and Secretary

Exhibit Index

Exhibit	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of July 18, 2011, among Allergan, Inc., Erythema Acquisition, Inc., Vicept Therapeutics, Inc. and Shareholders’ Representative

99.1	Press Release dated July 19, 2011

*	Confidential treatment has been requested with respect to the omitted portions of this Exhibit, which portions have been filed separately with the Securities and Exchange Commission.